UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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BE Resources Inc.
(Name of Registrant as Specified In Its Charter)

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BE Resources Inc.
107 Hackney Circle
Elephant Butte, NM 87935

June 7, 2011

To:    BE Resources Inc. Shareholders

Re:	BE Resources Annual Meeting of Shareholders June 30, 2011

Dear Shareholder:

The information accompanying this letter supplements our proxy statement for the 2011 annual meeting of shareholders scheduled for June 30, 2011. After filing and mailing of the proxy statement, it came to our attention that certain information relating to the beneficial ownership of David Tognoni, our President and Chief Executive Officer, was inadvertently omitted from the Beneficial Ownership table presented on page 16 of the proxy statement. Since Messrs. Tognoni and Daryl Nelson were elected managers of Great Western Exploration, LLC on April 30, 2011, these individuals should have been reflected as the beneficial owners of the shares held by GWE in the Table. The Table, as corrected to include these shares, is attached to this letter for your review. Please use the page attached to this letter in reviewing the proxy statement, instead of the corresponding page in your bound proxy statement. We apologize for the oversight.

Sincerely,

BE Resources Inc.

By:	/s/ David Q. Tognoni
David Tognoni, President

Enclosure

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     As of May 2, 2011, there were a total of 50,045,750 shares of our common stock issued and outstanding, our only class of voting securities currently outstanding.

     The following table describes the beneficial ownership of our voting securities as of May 2, 2011 by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise indicated, the address of each of the individuals is c/o BE Resources Inc., 107 Hackney Circle, Box 684, Elephant Butte, New Mexico, 87935. All ownership is direct, unless otherwise stated.

     In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days have been exercised, but not the options owned by any other individual. The calculations in the table below do not take into account the underwriter’s compensation warrants granted in connection with our initial public offering which entitle such underwriter to acquire up to 440,499 shares of our common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number	Percentage(%)
David Q. Tognoni(1)	11,571,000(4)(5)(6)	22.6%
Edward Godin(2)	2,000,000(7)	3.9%
Robert Lufkin(2)	654,000(8)	1.3%
Carmelo Marrelli(3)	391,666(9)	*
GWE 702 W Drake Rd, Bldg D Fort Collins, CO 80526	9,400,000	18.8%
Daryl Nelson 702 W Drake Rd, Bldg D Fort Collins, CO 80526	9,400,000(6)	18.8%
All officers and directors as a group (four individuals)	14,616,666(4)(5)(6)(7)(8)(9)	27.6%
_______________________

*	Less than 1%.
(1)	Officer and director.
(2)	Director only.
(3)	Officer only.
(4)	Includes options to purchase 1,100,000 shares which are currently exercisable.
(5)	Includes 70,000 shares owned by the reporting person’s spouse, of which he disclaims beneficial ownership.
(6)	Includes 9,400,000 shares of common stock owned by Great Western Exploration, LLC, over which the reporting person shares voting and investment power. The reporting person disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(7)	Includes options to purchase 1,000,000 shares, which are currently exercisable, but does not include the shares owned by Ekwan-X, Inc. of which Mr. Godin is the chief executive officer and sole director and an indirect shareholder.
(8)	Includes options to purchase 500,000 shares which are currently exercisable.
(9)	Includes options to purchase 300,000 shares which are currently exercisable. Also includes 25,000 shares which are owned by M.A.R.I.A.N.O.E.L. Holdings Limited, of which the reporting person’s spouse is the president and record holder, and 16,666 shares owned by the reporting person’s spouse. The reporting person disclaims beneficial ownership of the shares owned by M.A.R.I.A.N.O.E.L. and his spouse.